                                                                     EXHIBIT 3.4


                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                            HERITAGE OPERATING, L.P.

         The undersigned represents that it has formed a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Act") and that the undersigned has executed this Certificate in compliance with the requirements of the Act. The undersigned further states:

         1. The name of the limited partnership is Heritage Operating, L.P., (the "Partnership").

         2. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:

                    Name and Address
                  of Registered Agent                    Address of Registered Office
                  -------------------                    ----------------------------
             The Corporation Trust Company                Corporation Trust Center
             Corporation Trust Center                     1209 Orange Street
             1209 Orange Street                           Wilmington, Delaware 19801
             Wilmington, Delaware 19801

         3. The name and business addresses of the General Partner is as follows:


                    General Partner                               Address
                    ---------------                               -------
                Heritage Holdings, Inc.                   8801 South Yale Avenue
                                                          Suite 310
                                                          Tulsa, Oklahoma  74137

         WHEREFORE, the undersigned has executed this Certificate as of the 18th of April, 1996.

                                        GENERAL PARTNER:

                                        HERITAGE HOLDINGS, INC.



                                        By:   /s/  JAMES E. BERTELSMEYER
                                           -----------------------------------
                                           Name:   James E. Bertelsmeyer
                                           Title:  Chairman and CEO